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                                                                    EXHIBIT 99.1

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                                                                FINAL TRANSCRIPT

      THOMSON STREETEVENTS(SM)

      SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

      EVENT DATE/TIME: JAN. 20, 2005 / 5:00PM ET

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SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

CORPORATE PARTICIPANTS

ROBERT DOUGHERTY
Selectica Inc. -
Manager, Corporate Communications and Investor Relations

VINCE OSTROSKY
Selectica Inc. - Chairman, CEO and President

STEPHEN BENNION
Selectica Inc. - CFO

CONFERENCE CALL PARTICIPANTS

JUSTIN CABLE
B. Riley & Co - Analyst

RICHARD D'AUTEUIL
Columbia Management Advisors - Analyst

LILY WU
TGRA Capital - Analyst

JEFFREY MEYERS
Intrepid Capital - Analyst

PRESENTATION

OPERATOR

Good afternoon ladies and gentlemen and welcome to the Selectica third quarter 2005 conference call. [Operator Instructions]. I would now like to turn the conference over to Mr. Robert Dougherty of Selectica. Please go ahead sir.

ROBERT DOUGHERTY - Selectica Inc. - Manager, Corporate Communications and Investor Relations

Thank you. Good afternoon ladies and gentlemen and welcome to Selectica's third quarter fiscal year 2005 conference call. My name is Robert Dougherty, Manager of Corporate Communications and Investor Relations. With me today are Vince Ostrosky, Selectica's Chairman, CEO and President and Stephen Bennion, our CFO.

Before turning the call over to Vince, I would like to read our Safe Harbor statement. The statements contained in this call that are not truly historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica's expectations, beliefs, hopes, intentions, or strategies regarding the future.

Forward-looking statements included in this call are based upon information available to Selectica as to the date hereof. Selectica assumes no obligation to update any such forward-looking statements. Actual results could differ materially from current expectations.

Factors that could cause or contribute to such differences include but are not limited to market and customer acceptance of new products of Selectica, the success of the ongoing restructuring of Selectica's operations, once completed, the integration I-many's business with Selectica's business, potential customer and employee disruption due to the pending merger with I-many and the unsolicited proposal from Trilogy, Inc, and other factors and risks discussed in Selectica's annual report on Form 10-K for the fiscal year ended March 31, 2004 and in other reports filled by Selectica with the Securities and Exchange Commission. At this point, I will turn the call over to Vince Ostrosky, Vince.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Thanks Robert. Thanks for all you for joining us on today's conference call. The third quarter was a very busy one for Selectica and for me personally because I began the process of evaluating all aspects of the company in formulating a plan with the other members of the management team to improve our operational and financial performance.

Our revenue came in at 8.9 million for the quarter, which exceeded our expectations. We had a couple of positive developments in the third quarter that drove higher than expected revenues, including the signing of a follow-on license and services deal with a major telecommunications company and the completion of another phase of an implementation for a large enterprise customer. We record a loss of 1.5 million or $0.05 per share in the quarter, which was better than our expectations due to the higher revenues.

In terms of bookings, while there was an increase over the September quarter, they were not at the level needed to reach profitability. From an operational standpoint, the third quarter was very much a transition for the company as we accelerated the implementation of our new business model that focuses on lower-priced, robust applications that require less implementation support.

We finalized our sales and marketing plans for the launch of Enterprise Productivity Suite for Manufacturing and made it generally available today. We continue to believe it will be

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SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

well received in the marketplace and we believe we have a strong set of initial prospects. With the Enterprise Productivity Suite for Manufacturing, we can now offer a solution that has great -- that has significantly greater out of the box functionality at a more attractive price.

I would like to emphasize how excited we are about delivering real value to our customers with our new product lineup. We're equally excited about I-many's contract manufacturing offerings, which our customers will benefit from upon closing the transaction. I believe that Selectica that has a unique opportunity in front of it and we're all personally committed to remain focused on serving our customers.

I know our shareholders are interested in the status of the I-many transaction. As you know, on December 3, 2004, we announced that we entered into a definitive merger agreement with I-many that provides for a cash purchase price of $1.55 per share of I-many common stock. Since the announcement, both Selectica and I-many have been busy working to clear regulatory requirements, schedule the I-many stockholders meeting, and, consummate the transaction as quickly as possible. We're making good progress on all of these fronts.

Earlier this month, the Federal Trade Commission terminated the waiting period under the Hart-Scott-Rodino Act effectively removing any antitrust hurdles for the transaction. On December 26, I-many filed its preliminary proxy statement with the Securities and Exchange Commission. We're working closely together to finalize the proxy statement and mail it to I-many stockholders in advance of their stockholders meeting. Based upon discussions with I-many, we currently anticipate that the stockholders' meeting will be held towards the end of this quarter.

As we said when we announce this transaction, we believe this merger is a great opportunity to bring Selectica and I-many together from the market, product, and people perspective. We are very excited about our combined future and the value that will be delivered to Selectica and I-many's customers, employees, and stockholders.

Of course we are aware of a press release issued by a significant I-many stockholder that does not share our enthusiasm. Although we're disappointed with this stockholder's view, we believe that the price offered offers good value to the I-many stockholders. I also want to note that I-many's board unanimously approved the transaction and recommends that I-many stockholders vote in favor of this transaction. We look forward to working with I-many in closing the transaction as soon as possible.

Yesterday, we also announced that we received a non-binding conditional proposal from Trilogy, Inc., to acquire all outstanding shares of Selectica for $4 per share in cash. Our board consistent with its fiduciary responsibilities and duties will meet to review and discuss Trilogy's unsolicited proposal in due course. I would like to note that this is only a proposal and as such it requires no action by our stockholders.

With this update and because the purpose of this call is to address Selectica's quarterly results, we will not entertain questions concerning the I-many transaction or the Trilogy unsolicited proposal in Q&A portion of the call.

With that as an overview of the third quarter, I will now turn the call over to Stephen Bennion for detailed review of our third quarter financial performance. I will then provide our outlook for the fourth quarter of fiscal 2005 along with some closing remarks. Stephen.

STEPHEN BENNION - Selectica Inc. - CFO

Thank Vince. Revenue for the third quarter was 8.9 million with a net loss of
1.5 million or $0.05 per share. This compares with revenue of 10 million with a net loss of 453,000 or $0.01 per share for the third quarter of fiscal 2004. As a reminder, last year's third quarter net loss was impacted by approximately 1.1 million in other income related to the sale of our health insurance assets to Accenture.

Our license to service revenue split for the quarter was 26% license and 74% services. This split will vary from quarter to quarter depending on which products generate revenue during a particular quarter. License margin for the quarter was 91% and within our expected range of 90% to 95%. Services margin for the quarter was 53% compared to 21% a year ago. The increase in services margin is attributable to a particularly high margin on one significant implementation this quarter.

Total quarterly expenses for the company were 7.9 million compared to 7.5 million a year ago. R&D spending was 3 million, essentially flat with a year ago. We've been able to achieve significant R&D milestones such as the completion of the Enterprise Productivity Suite for Manufacturing without increasing our investment in this area due to the enhanced efficiencies of our Indian operations.

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SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

Sales and marketing was 2.9 million compared to 3 million in the prior year. The decline is primarily attributable to lower commissions in the current year. G&A came in at 1.9 million compared to 1.3 million for the quarter of the prior year. This increase was attributable to the higher audit and Sarbanes-Oxley compliance costs as well as higher legal expenses for patent litigation and other legal related matters. We're also working diligently with our auditors to meet the Sarbanes-Oxley requirement deadlines. Shares outstanding at the end of the quarter was 32.5 million.

Turning now to the balance sheet, we utilized approximately 5.8 million in cash during the quarter and ended with approximately 104 million in total cash, cash equivalents, and investments. We continue to implement our stock repurchase program during the quarter and repurchased 105,200 shares for a total cost of approximately $423,000. DSO was 23 days as collections historically have not been an issue for us.

Deferred revenue at the end of the quarter, decreased to approximately 3.7 from
7.3 million at the end of the previous quarter. The decline in deferred revenue is attributable to the lower level of bookings we've seen over the past several quarters, which is impacted the amount of cash we receive from the customers in advance of revenue recognition.

Headcount worldwide at the end of the quarter was 326. Geographically, 174 were based in North America and Europe and the remaining 152 of our employees were in India. As previously announced on January 6, 2005, we implemented an organizational restructuring that included the elimination of approximately 43 positions. We anticipate our headcount to be approximately 283 as a result of this restructuring. I would now like to turn the call back over to Vince.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Thank you, Steve. For the fourth quarter fiscal 2005, we expect revenues to range from 7 million to 7.5 million and net loss to range from $0.09 to $0.11. The lower level of expected revenue is due to the low level of bookings experienced in the first half of fiscal 2005. Our earnings per share guidance includes a one time restructuring charge in the amount of approximately
1 million.

As part of the transition to our new business model, we are streamlining our operations to eliminate positions no longer required. This process will result in a total work force reduction of approximately 13%. We believe these actions will bring our quarterly breakeven level down to 10.5 million in revenue.

Clearly the major catalyst upcoming for Selectica is the launch of our new solution Enterprise Productivity Suite for Manufacturing. With the launch of this product, we are increasing the focus on sales and marketing by developing additional channel partners in the US and Europe. We have already seen some early signs of demand, in the sales pipeline. However, we do not expect this product to generate a material amount of bookings in the fourth quarter.

As we move into fiscal 2006, we expect Enterprise Productivity Suite for Manufacturing to begin driving our bookings higher and moving the company closer to profitability given our reduced cost structure. This progress will be further enhanced by the addition of I-many once our two companies are combined. With that, we will now open up the call to questions.

QUESTIONS AND ANSWERS

OPERATOR

Thank you sir. [Operator Instructions]. And our first question comes from Justin Cable with B. Riley & Co, please go ahead.

JUSTIN CABLE - B. Riley & Co - Analyst

Hi, good afternoon guys. I do have several questions here. I guess first off, as far as the expenses for Sarbanes-Oxley and the legal expenses, how much was incurred in the December quarter and what's going to be the run rate going forward for those costs?

STEPHEN BENNION - Selectica Inc. - CFO

Hi, Justin. It was approximately 400,000 to 500,000 in the quarter. And you know we would expect the Sarbanes-Oxley to phase down a bit and the legal expenses depend on the status of the litigation.

JUSTIN CABLE - B. Riley & Co - Analyst

Okay. As far as legal expenses, what would be a worst-case scenario? I guess for the pending litigation.

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STEPHEN BENNION - Selectica Inc. - CFO

You know I think because it relates to litigation, we really couldn't comment on that.

JUSTIN CABLE - B. Riley & Co - Analyst

The EPS products, I know manufacturing was just launched, what about the other verticals I am assuming that you're planning to launch EPS for, I don't know, Telecom and some other industries. When should we expect to see that?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

In the next couple of quarters, Justin. We will go, you know, we are working forward and Telecom is the next area of priority for us. And, you know, we are optimistic that we will have that out in the next couple of quarters. And then subsequent to that, you know, the financial services offerings.

JUSTIN CABLE - B. Riley & Co - Analyst

Okay.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

But it has been customer driven and demand driven as you can imagine.

JUSTIN CABLE - B. Riley & Co - Analyst

Okay and did you have any Beta customers on the manufacturing suite?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Yes, we did.

JUSTIN CABLE - B. Riley & Co - Analyst

How about how many and how many would you expect to convert may be give a percentage or something?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

I am not sure of the second part of the question. We had a few although about three or four on the beta version. That you know -- they were in our pipeline on the different components that they were using. Could you re-ask the second part of your question please?

JUSTIN CABLE - B. Riley & Co - Analyst

Well, yeah I guess of the three or four how many would you expect to convert?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Well, it's you know it's early to tell. I mean they are in the pipe they are active in the pipeline. You know this quarter I would say we're optimistic that we should be able to convert a couple. There are a handful of them you know that we're building proofs of concept for, between what's in the pipe and the nice thing about the new vertical app is it does not take us several weeks to get a proof of concept back in front of the customer.

It is more like you know get their data and within a weekend, literally within a weekend to you know three or five days, we can't turn around a demonstrable system you know capabilities, something that shows the applications capability in their environment with their data. So, that's kind of what the excitement around it is. It's always been there for us to kind of leverage all the knowledge. And we have the opportunity for we are better positioned but I don't want to speculate how. We will let the product drives success and not my speculation.

JUSTIN CABLE - B. Riley & Co - Analyst

Right, Okay. So, when you indicate that you're not expecting material bookings for this new product, does that just basically assume either none or like one deal for the new suite, or is that assuming two or three? I am just trying to get what kind of potential upside?

STEPHEN BENNION - Selectica Inc. - CFO

Yes, sir. So, in a full -- you are looking at the fourth quarter, right?

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SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

JUSTIN CABLE - B. Riley & Co - Analyst

Yeah.

STEPHEN BENNION - Selectica Inc. - CFO

I would say not none, you know, obviously. You know and that's kind of - a but it will be a ramp. And so that the second part of the answer is -- you know as you have been around long enough to know that first of all it addresses the manufacturing vertical, which is our - is our sweet spot. And you know when we're going after, you know, prospects and potential customers to develop solutions, for those folks who have some complexity in their pricing and product configuration and quoting space.

That having been said, you know, I think we will get, you know, we have what I would refer to is the platform engines in the pipe and where we started introducing this thing in the manufacturing sector, you know we have been it has been received positively. And so again I don't want to -- I would tell you that, you know, it would be an upside to the revenue that we're forecasting as we see the kind of what I'll call, you know, matriculate the success and it's matriculating some success with the vertical application.

Hence we had platforms in. Because your first question, refer back to your first question and then I will get that off this point. The Telco and the financial sectors, right, have a traditional offering and in manufacturing you now have a choice. So, I just want to put up you know not a finer point but put a, you know, a qualifier on it.

JUSTIN CABLE - B. Riley & Co - Analyst

Right. Okay.

STEPHEN BENNION - Selectica Inc. - CFO

Okay.

JUSTIN CABLE - B. Riley & Co - Analyst

In terms of building your pipeline, what is your strategy there? Obviously bookings have been pretty weak for several quarters now. And has there been any-- have you implemented any new changes to the sales organization or in your efforts to build the pipeline? And if it is related to that, how many sales, how many working sales reps do you have now?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Okay. So, two parts let me -- I think when we met we spoke earlier; I have been pretty focused on streamlining the business you know and getting ourselves more aligned from an expense to revenue perspective. I personally was involved with the EPS launch. And, you know, know it well, so now I am kind of turning more towards the demand generation and revenue side of the business. And realign in our build our market around our offerings, not just the vertical special app itself but the entire portfolio.

So, we will be with the app we're more channel friendly and are more ideally suited to partner with the likes of you know the Accentures, Deloittes, and IBM Consultings, quite frankly. And as far as the second part of the question, which was on what's our current rep on broader headcount, quota carrying reps I'm working on, that's 11.

JUSTIN CABLE - B. Riley & Co - Analyst

Okay.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Okay. And that doesn't, obviously, that doesn't include, you know, current business partners, as well on Selectica.

JUSTIN CABLE - B. Riley & Co - Analyst

Right.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

But that's correct. Selectica direct employees, it's 11.

JUSTIN CABLE - B. Riley & Co - Analyst

The last question I do have, is this follow-on deal that helped you outperform during the quarter, was this signed during the quarter? And what was its contribution to the quarter?

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SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

The answer to the first part is it was signed during the quarter. And it was about 600K of contribution.

JUSTIN CABLE - B. Riley & Co - Analyst

Okay.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Okay.

JUSTIN CABLE - B. Riley & Co - Analyst

Thank you.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Well, thanks Justin.

OPERATOR

Thank you. And our next question comes from Richard D'Auteuil from Columbia Management Advisors. Please go ahead.

RICHARD D'AUTEUIL - Columbia Management Advisors - Analyst

Hi, guys. I just I also have a number of questions. On the litigation side, is there anything - can you be more specific about what the patent stuff is about? Is Trilogy still in there, or is that in the dormant state?

STEPHEN BENNION - Selectica Inc. - CFO

Yeah, Rick again, I cannot comment a lot because it relates to legal issues. And we have made some releases in our filings. It does talk about it. And that is essentially primarily the Trilogy patent litigation.

RICHARD D'AUTEUIL  - Columbia Management Advisors - Analyst

Did that number ramp during this quarter, or was, has it been high and its just a continued drag?

STEPHEN BENNION - Selectica Inc. - CFO

It's been high.

RICHARD D'AUTEUIL  - Columbia Management Advisors - Analyst

On the cash use in the quarter, you know I understand there is probably no real expenses related to I-many because you are probably capitalizing those, but can you talk about what I-many cost in cash dollars?

STEPHEN BENNION - Selectica Inc. - CFO

It was not really material because it is essentially a capitalized amount. There was some you know T&E (ph) and minor stuff but it wasn't material.

RICHARD D'AUTEUIL  - Columbia Management Advisors - Analyst

Okay. The cash outflow related to that is minimal, you're saying? Right?

STEPHEN BENNION - Selectica Inc. - CFO

You know we have to go through and get a detailed cash flow analysis Rick, which I don't have in front of me, right now.

RICHARD D'AUTEUIL - Columbia Management Advisors - Analyst

Okay, If somebody could get back to me on that. I am trying to understand that the bleed, you know, that the bleed is worse than the income bleed and part of it is the buy back. But that's fairly minimal. I'm trying to understand whether you know 1 million, 2 million, 3 million -- how much was actually spent on I-many. Those numbers are not big. And maybe I am way out of the ballpark, but it seems like I am having a hard time getting to that, what did you say, minus
5.8 million?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Yes, 5.8 million and that does impact cash flow but from an expense standpoint it will be capitalized. And the other issue is because deferred went down, we had fewer bookings and less upfront cash payments. So, it's you know it's primarily a bookings issue.

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SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

RICHARD D'AUTEUIL - Columbia Management Advisors - Analyst

Okay. And then let me just see I had just this is more I guess targeted toward Steve. Back you know two or three quarters ago, we met and I think you were out talking to a number of shareholders for prospects. And you know that just where you thought you were at that point in time was on a path to get to at least break-even cash by this quarter that was just announced or at the latest the March quarter. You know some of that might of been predicated, some of those thoughts might have been predicated on new product release that looks like it's at least a quarter delayed. But the kind of language I heard here today in absence of actual guidance sounds much more subdued than that.

And you know I guess as I am starting to be concerned about the delivery of expectation. And you know I do not want to be overly critical but to the extent that you are having problems delivering on your own business, why does it make sense and maybe you can help answer this -- to go out and acquire another one and you know sort of double those and I understand they are less of a fixer up, but I would like to see you guys fix what you have and make it profitable rather than rely on cost savings from a merger to somehow get you to profitability. If you have any thoughts on those comments?

STEPHEN BENNION - Selectica Inc. - CFO

Well, let me comment on that and then I will let Vince add to it. You know clearly the issue has been that the bookings have just not happened as rapidly as we had anticipated, which is what drives the continued cash burn. In order to address that, we're doing a number of things, including taking a hard look at our entire cost structure and really, I think, the answer is we just need to drive the bookings of both the platform and the new products. But you know they just haven't been quite as strong as we had anticipated. And Vince, do you want to comment on that as well?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Yeah and I think you know, your characterization at this the new offering will help drive the bookings higher, which is what I kind of outlined in my outlook comments, and will help move us in closer you know towards profitability. I will just add to your point the activities that we put in place here we would have put in place with or without the I-many deal as far as getting ourselves better aligned from an expense to revenue kind of you know point of view.

So, you know, we do need to kind of you know continue to focus on just keeping ourselves aligned and disciplined inside some basic guard rails and run the business accordingly. And then I think here, the I-many, you know, excitement is quite frankly, it is about - it's all about delivering value to shareholders, customers, and employees. And I think you know that the product footprint opportunity with kind of augmenting our portfolio with theirs puts us in a really sweet spot.

So, if we commented on that earlier maybe I haven't changed color on that. I am pretty consistent and result on that one. But I would you know to your point, we will run of course to make some changes and certainly you know in some of the basic cost structure of Selectica business from a stand-alone basis and we will continue to keep an eye on those, as well.

RICHARD D'AUTEUIL  - Columbia Management Advisors - Analyst

Okay and then really just related to that, maybe if since -- I do not know where you stand but when are we going to get to that quarterly 10.5 million? Are we a quarter away, are we two quarters, are we a year away and you know that's, that's I guess the frustration. And I understand you know you got to go out and sell the business.

STEPHEN BENNION - Selectica Inc. - CFO

You're right, obviously, I would rather be, you know, generating so much demand that I had you know way outstripped my expense. But I would estimate towards the end of next quarter, we fathom we will be kind of you know at running an expense rate of 10-5.

RICHARD D'AUTEUIL  - Columbia Management Advisors - Analyst

Well, I understand that side. The other side I guess you know when do you match that with revenues?

STEPHEN BENNION - Selectica Inc. - CFO

Well, if we all knew that, and we could all buy lottery tickets on.

RICHARD D'AUTEUIL  - Columbia Management Advisors - Analyst

Well, again this is how we grade you guys. You draw a line in the sand

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SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

STEPHEN BENNION - Selectica Inc. - CFO

I understand. I mean -- anything opening my point there was anything I could say would be speculative. Right. So I'm not going to speculate. But I mean the revenue plan is to get ourselves you know start delivering to the numbers and bringing the numbers up. I am working on trying to augment our just under a dozen direct force partners channel partners and resellers primarily in the U.S. and in AEMEA, which we think are quite frankly where the opportunities lend themselves for this kind of software technology.

RICHARD D'AUTEUIL  - Columbia Management Advisors - Analyst

And just I guess more of a comment and --

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

And - I appreciate what you're saying. I mean, I understand where you're coming from.

RICHARD D'AUTEUIL  - Columbia Management Advisors - Analyst

The last thing is, we as shareholders have some decisions to make. And you know I understand what was proposed yesterday might not be actionable, but that may generate other things that might be actionable. And I suggest you guys put something out there that you feel comfortable with and make it easier for us to make a decision because 4 it sounds awfully low to me. But going backwards from where we are still, and in other words continuing to generate losses, isn't where I expected this business to be when we were accumulating shares 12 months ago.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

More, what I wanted you expect us well, you know I mean I would just add that we are focused on creating value for the shareholders and we are going to do our fiduciary duty.

RICHARD D'AUTEUIL  - Columbia Management Advisors - Analyst

I will pass to the next. Thanks.

OPERATOR

Our next question comes from Lily Wu with Interco Investment Holdings Group. Please go ahead.

LILY WU - TGRA Capital - Analyst

This is Lily Wu with TGRA Capital. A couple of follow-up question. For the revenue in the December quarter, was 100% of it from direct sales? What percent was contributed by distribution partners or resellers?

STEPHEN BENNION - Selectica Inc. - CFO

In the quarter, it was virtually 100% direct.

LILY WU - TGRA Capital - Analyst

Okay. I think on the last call we talked about the first European distributor or reseller and had sales partners in the US like salesforce.com etc. How are those ramping up in terms of having partner contribution in revenue?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

The new products are going to be driving those. Since we GA'd (ph) the new product, they have been in -- some of the partners actually -- we have exposed it to them. Again, we will be deploying programs with them particularly targeted around the new offering which is whole lot more channel friendly quite frankly. I'm not saying that it's the legacy or that our platform business isn't. Some resellers have some integration capability and they are actually fine with buying the engine and wrapping their value around it. But most partners who are application specialist just kind of resell that or what I'm giving you commentary on. That is centered around the launch of the Enterprise Suite Productivity for Manufacturing yesterday.

LILY WU - TGRA Capital - Analyst

Okay. So the partners will primarily be EPS focused as opposed to the platform 7.0?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

That is a fair statement.

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SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

LILY WU - TGRA Capital - Analyst

Okay, when you sign on a new partner, I am not aware in the path that you actually had press releases surrounding that. Do you plan to, or are they not discrete events that you or actually separately announce? I think in the past you just mentioned it in earnings calls but I was not aware that you actually had press releases.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

We will try to continue to keep up, keep you all current with the earnings call. Depending on the partner preference, we can look to announce some that are not at the edge of an earnings call, so that is why you are pointing to.

LILY WU - TGRA Capital - Analyst

Okay, just on a couple of housekeeping things. I gather from the comments that you would be down to the 283 head count by the end of this current March quarter that we are in. Is that correct?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Yes, that is fair.

LILY WU - TGRA Capital - Analyst

And that is entirely separate of whatever might happen with I- many? That is strictly Selectica?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

That is absolutely correct.

LILY WU - TGRA Capital - Analyst

Okay, so I should expect that by then the total direct and indirect costs of overhead that we're looking at is that 10.5 million that you threw out both --.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

That again is correct.

LILY WU - TGRA Capital - Analyst

Okay, and in terms of bookings, I thought I heard an earlier comment that bookings actually -- how were they in the December quarter versus the September quarter? Were they actually stronger or weaker?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

They were up from -- they were 2X than what we did in September.

LILY WU - TGRA Capital - Analyst

Okay, so the bookings in the December quarter, meaning new contracts, regardless of whether they were actually recognized in the quarter or not, were twice what it was in the September quarter?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

That's correct, but I would not hold my head high for the September quarter but I would tell you that the December quarter saw some volume coming back. We're looking obviously to top that mark for sure.

LILY WU - TGRA Capital - Analyst

That was again following from your other comments, that level bookings was for a platform and integration.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Predominately, yes.

LILY WU - TGRA Capital - Analyst

Okay, so I mean how about -- coming into January after the holidays, what do you see is the overall environment or interest? What kind of feedback are you getting from the 11 sales reps as they go out and beat the bushes? Are they feeling better or feeling worse in terms of inclinations on customers part?

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SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

We have been in here for a few day kickoff just this week. They are excited about the prospects. They saw the new suite and what they can do with the turnkey suite and how they can just kind of get in front of more opportunities with them because it is simpler to explain and quicker turnaround in getting to a demo. There's less of a dependency on heavy technical involvement from the internal headquarters.

They are charged up, quite frankly. Having taken their temperature and pulse and spending time with them for three days, we got to socialize and catch ups and say, look, what we have here is something that we're very proud of. We have been working long and hard. Anyone could -- should have added a year ago, four, five quarters ago but the fact of the matter is we have it now. I think they are charged up and ready to go out and beat the bushes and generate interest and enthusiasm and excitement. We also will be supporting them with some marketing air cover to help them from headquarters.

LILY WU - TGRA Capital - Analyst

You mentioned that you just had a sales kick off this week. Were partners participating as well as your sales people?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

We will do that separately with partners. We had some partner exposure to it in -- what we do is we bated with one of our partner who are very close to offshore and got their feedback for the partner specific training. When you put a jump start training together for your internal people, you want the same messages carried forward. You want to give some additional help for the partners, tailor the message more to them. They tend to be focused within the vertical on certain things, not just all manufacturing, but some of the partners tend to be focused within manufacturing. So that's how we will carry forwards that.

LILY WU - TGRA Capital - Analyst

Okay, if I could posture earlier comment just a bit more, you mentioned that the salespeople are definitely excited because the EPS suite is an easier package to sell, to explain, and to implement. But aside from their ease of sales and implementation, do you have specific data points or evidence of what the customer environment feedback is in terms of -- and your customers looking to focus on spending in the order to -- opportunity to order based on the -- what is the feedback not so much from ease of sales for salespeople but -- are you getting direct feedback from customers (multiple speakers) approach in terms of thing better or worse than three or six months ago?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

First of all we have -- we do have a customers that has bought at and they were deploying - we are busy with the customer building out the data modeling part of it. Again, one customer. We got some data feedback. So we can see some trending. The answer is all notion of is selling to divisions of large companies and/or small/medium businesses.

What we're seeing from the market in large, not from our sales force but from the market is that there is continuous business pressure on enterprises, small/medium businesses or divisions of large operating concerns to continue to look for ways to improve profit margins and top line growth. We have seen them come out of the cost, cost, cost focus from the past couple of years. They're still cost-conscious, don't get me wrong but they are also experiencing a lot of margin pressure improvement with the top line. It is the investment activity and the opportunity to order.

We're going to see it reinvigorated. Folks will [indiscernible] help to pace that. We will give them an affordable option to try to fit it with you well. There is a high degree of bit and they can expand the capability to grow their number of users and/or by functional within the offering. So I do see the business pressure is there. It continues to be there particularly in the opportunity orders, that space between what we traditionally say its CRM and the traditional supply chain ERP.

LILY WU - TGRA Capital - Analyst

Okay. And just kind of last question/comments. I'm definitely heartened that there was upside in the quarter from an existing customer, but I am also a little bit surprised that something like a $600,000 contract would literally come as a surprise in terms of upside. I would have thought that with the relatively small customer base that you guys are kind of all over them and would have had insight. I guess your last call was October 21, three weeks into the December quarter you had no idea that one of your existing customers and presumably one of the larger ones had $600,000 of incremental spend to make within the next two months. That

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                                                                FINAL TRANSCRIPT

SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

came as a total upside surprise. Is their level of closeness to your customers? What is with that?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

We communicate regularly with our customers. They are right at the bull's-eye of what we are about our core value at Selectica. I personally was on a -- some customer visits both in the US and in Europe. I may have not characterized it, the driver behind that decision was an increase in the size of the deployment. So that is always good news when someone has you know X 100 folks they want to add and Y 100 more to the mission that's typically a good size. It was essentially user driven or user seat driven as you might recognize.

If you're on the predictability and how close your customers that you did not know this was happening, the answer is no. We knew, we did anticipate they would grow gradually and they want to it and accelerated their user ramp, that's all. Part of it is also gauged by who wants to invest in training and putting more folks on at different times of the year. Because of where our suite goes, there could be deployment ready in the fourth quarter that will not go live until sometime after the new year. You still want to deflect and defer some of the user attention and energy. And I think this is a classic case but it does matter when you implement, install, and cut over. Those are not always truly predictable. I would leave it at that personally.

LILY WU - TGRA Capital - Analyst

Thank you.

OPERATOR

Our next question comes Jeffrey Meyers with Intrepid Capital. Please go ahead.

JEFFREY MEYERS - Intrepid Capital - Analyst

A quick housekeeping question. How big was IBM this quarter? How big was GE Med this quarter? If those guys were not in your top two, I guess who were and how big were they?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

We do not disclose the specifics of each customer. The customers do not like it. Obviously there were factors in the quarter along with other customers.

JEFFREY MEYERS - Intrepid Capital - Analyst

Let me ask it this way. How big was the biggest customer? How big was number two? This is something it comes out in the queue, right?

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Right. It will be in the queue and we will disclose it in the queue. Any other questions?

OPERATOR

At this time I show no further questions. Please go ahead.

VINCE OSTROSKY - Selectica Inc. - Chairman, CEO and President

Okay. I want to thank everybody for joining us on the call today. We look forward to speaking with you again next quarter. Thanks very much. Good day.

OPERATOR

thank you. This concludes the Selectica third quarter 2005 conference call.

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                                                                FINAL TRANSCRIPT

SLTC - Q3 2005 SELECTICA EARNINGS CONFERENCE CALL

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